As filed with the Securities and Exchange Commission on February 17, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENMAB A/S
(Exact name of registrant as specified in its charter)

The Kingdom of Denmark (State or other jurisdiction of incorporation or organization)	Carl Jacobsens Vej 30 2500 Valby Denmark (Address of Principal Executive Offices, including zip code)	Not Applicable (I.R.S. Employer Identification No.)

Genmab A/S 2021 Restricted Stock Units Program
Genmab A/S 2021 Warrant Scheme
(Full title of the plans)

Genmab US, Inc.
777 Scudders Mill Road
Plainsboro, NJ 08536
(Name and address of agent for service)
(609) 430-2481
(Telephone number, including area code, of agent for service)

With a copy to:
Doreen E. Lilienfeld, Esq.
Allen Overy Shearman Sterling, LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, this registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,000,000 Ordinary shares, DKK 1 nominal value per share (the “Ordinary Shares”), of Genmab A/S (the “Company”) consisting of (i) 550,000 Ordinary Shares to be issued pursuant to the Company’s 2021 Restricted Stock Units Program and (ii) 450,000 Ordinary Shares to be issued pursuant to the Company’s 2021 Warrant Scheme.

This Registration Statement is registering additional securities of the same class as registered under the effective Registration Statements of the Company on Form S-8 (File Nos. 333-253519, 333-262970, 333-277273 and 333-284876) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 25, 2021, February 24, 2022, February 22, 2024 and February 12, 2025, respectively (together, the “Prior Registration Statements”). The contents of the Prior Registration Statements are hereby incorporated by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on February 17, 2026.

(b) The description of the Registrant’s Ordinary Shares and American Depositary Shares filed as Exhibit 2.7 to the Registrant’s annual report on Form 20-F filed with the Commission on February 17, 2026.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the registration statement referred to in (a) above (other than portions of those documents furnished or not otherwise deemed to be filed).

All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1	English translation of the Articles of Association of Genmab A/S, as in effect on the date hereof, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 6-K filed with the Commission on February 3, 2026 (File No. 001-38976)
4.2	Genmab A/S 2021 Restricted Stock Units Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on February 25, 2021 (File No. 333-253519))
4.3	Genmab A/S 2021 Warrant Scheme (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on February 25, 2021 (File No. 333-253519))
5.1*	Opinion of Kromann Reumert, with respect to the legality of the securities being registered
23.1*	Consent of Kromann Reumert (included in the opinion filed as Exhibit 5.1)
23.2*	Consent of Deloitte Statsautoriseret Revisionspartnerselskab
24.1*	Limited Power of Attorney of the directors of the Registrant (contained in the signature pages hereto)
107*	Filing Fee Table

_____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Utrecht, the Netherlands on February 17, 2026.

Genmab A/S
(Registrant)
By:	/s/ Jan G. J. van de Winkel
Jan G. J. van de Winkel
President & Chief Executive Officer

Limited Power of Attorney
(Form S-8)

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant does hereby constitute and appoint each of Greg Mueller and Anthony Pagano as his or her true and lawful attorney-in-fact and agent, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem advisable or necessary to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, in connection with the registration of the securities or deferred compensation obligations of the Registrant being registered on the Registration Statement (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of each of the undersigned, the Registration Statement, any other registration statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such registration statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Commission, and to effect any and all applications and other instruments in the name and on behalf of each of the undersigned which said attorneys-in-fact and agents deem advisable in order to qualify or register the Securities under the securities laws of any of the several states or other jurisdictions; and each of the undersigned does hereby ratify all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Signatures	Title	Date

/s/ Jan G. J. van de Winkel
Jan G. J. van de Winkel	President & Chief Executive Officer	February 17, 2026
(Principal Executive Officer)

/s/ Anthony Pagano
Anthony Pagano	Executive Vice President & Chief Financial Officer	February 17, 2026
(Principal Financial Officer and Principal Accounting
Officer)

/s/ Deirdre P. Connelly
Deirdre P. Connelly	Chair of the Board of Directors	February 17, 2026

/s/ Pernille Erenbjerg
Pernille Erenbjerg	Deputy Chair of the Board of Directors	February 17, 2026

/s/ Anders Gersel Pedersen
Anders Gersel Pedersen	Director	February 17, 2026

/s/ Paolo Paoletti
Paolo Paoletti	Director	February 17, 2026

/s/ Rolf Hoffmann
Rolf Hoffmann	Director	February 17, 2026

/s/ Elizabeth O’Farrell
Elizabeth O’Farrell	Director	February 17, 2026

/s/ Martin Schultz
Martin Schultz	Director	February 17, 2026

/s/ Mijke Zachariasse
Mijke Zachariasse	Director	February 17, 2026

/s/ Michael Kavanagh
Michael Kavanagh	Director	February 17, 2026

IN WITNESS WHEREOF, each of the undersigned has executed this Limited Power of Attorney as of and on the dates indicated below.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on February 17, 2026.

By:	/s/ Anthony Pagano
Name: Anthony Pagano
Title: Executive Vice President and Chief Financial Officer